Exhibit 99.1

April 24, 2023

For Release:April 24, 2023 @ 6:45 a.m. ET
Refer to:Jordan Bishop; jordan.bishop@lilly.com; 317-473-5712 (Lilly Media)

Joe Fletcher; jfletcher@lilly.com; 317-296-2884 (Lilly Investors)

Dan Dischner; DanD@amphastar.com; 909-942-4153 (Amphastar Media)

Bill Peters; BillP@amphastar.com; 909-476-3416 (Amphastar Investors)

Lilly to Divest BAQSIMI to Amphastar

Lilly focused on delivering the Company’s unprecedented pipeline of next-generation medicines to help patients

Amphastar is the ideal company to continue Lilly’s mission to help more people benefit from BAQSIMI

INDIANAPOLIS and RANCHO CUCAMONGA, Calif., April 24, 2023 – In an effort to continue expanding the availability of BAQSIMI® to patients, Eli Lilly and Company (NYSE: LLY) and Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) have entered into a definitive agreement for Lilly to divest BAQSIMI worldwide to Amphastar, a global pharmaceutical company focused on developing, manufacturing, and marketing injectable, intranasal, and inhalation products including experience with a glucagon product. BAQSIMI is the first and only nasally administered glucagon for the treatment of severe hypoglycemia in people with diabetes.

Amphastar expects to provide dedicated commercial investment for BAQSIMI with the goal of enabling more people on insulin to be prepared with a glucagon rescue treatment for severe hypoglycemia.

“Our portfolio of therapies continues to make life better for people with diabetes, and we will continue this important mission while also increasing our focus on advancing our pipeline of potential breakthrough treatments,” said Mike Mason, executive vice president and president, Lilly Diabetes and Obesity. “BAQSIMI’s positive impact has been felt by people with diabetes around the globe and we’re working closely with Amphastar to facilitate a successful transition and consistent patient experience.”

Lilly launched BAQSIMI in 2019 as an option to quickly render aid in rescue situations for people with diabetes who take insulin and it is currently available in 27 international markets. Worldwide sales for BAQSIMI totaled $139.3 million in 2022.

Jack Zhang, Ph.D., Amphastar’s president and CEO, commented: “The acquisition of BAQSIMI will integrate our core strategic vision of strengthening our proprietary products profile in addition to enhancing our diabetes portfolio offering. We are optimistic about BAQSIMI’s growth potential as it is the first and only commercial intra-nasal glucagon demonstrated to treat low blood sugar emergencies.”

Terms of the Agreement

Pursuant to the terms of the agreement, Amphastar will pay Lilly $500 million in cash at closing and an additional $125 million in cash upon the one-year anniversary of closing. Lilly is also eligible to receive sales-based milestone payments of up to $450 million in aggregate.

The transaction has been approved by the boards of directors of both companies. The transaction is not subject to any financing conditions and is expected to close in the second or third quarter of 2023, subject to the satisfaction of customary closing conditions.

Each of Lilly and Amphastar will determine their applicable accounting treatment for this transaction according to Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in each company’s respective financial results and financial guidance.

Kirkland & Ellis LLP and Covington & Burling LLP are acting as legal counsel and J.P. Morgan Securities LLC is acting as financial advisor to Lilly. Wilson, Sonsini, Goodrich & Rosati, P.C. is acting as legal counsel and Jefferies LLC is acting as financial advisor to Amphastar.

Wells Fargo Bank, N.A., Capital One N.A., J.P. Morgan Chase Bank, N.A., Fifth Third Bank, N.A., East West Bank, Cathay Bank and CIBC Bank USA have provided a debt financing commitment to Amphastar for new senior secured credit facilities in connection with the transaction. Proceeds of Amphastar’s senior credit facilities will be used together with cash on hand to fund a portion of the purchase price payable at closing.

Indication and Safety Summary

BAQSIMI® (BAK-see-mee) is used to treat very low blood sugar (severe hypoglycemia) in people with diabetes ages 4 years and above.

It is not known if BAQSIMI is safe and effective in children under 4 years of age.

Warnings - Do not use BAQSIMI if:

•	you have a tumor in the gland on top of your kidneys (adrenal gland) called pheochromocytoma.
•	you have a tumor in your pancreas called insulinoma.
•	you are allergic to glucagon, or any other ingredient in BAQSIMI.

BAQSIMI may cause serious side effects, including:

High blood pressure. BAQSIMI can cause high blood pressure in certain people with tumors in their adrenal glands.

Low blood sugar. BAQSIMI can cause certain people with tumors in their pancreas to have low blood sugar.

Serious allergic reaction. Call your doctor or get medical help right away if you have a serious allergic reaction including:

•	rash
•	difficulty breathing
•	low blood pressure

Common side effects

The most common side effects of BAQSIMI include:

•	nausea
•	vomiting
•	headache
•	runny nose
•	discomfort in your nose

•	stuffy nose
•	redness in your eyes
•	itchy nose, throat, and eyes
•	watery eyes

These are not all the possible side effects of BAQSIMI. For more information, ask your doctor.

Call your doctor for medical advice about side effects. You are encouraged to report side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Before using

Before getting BAQSIMI, tell your health care provider about all your medical conditions, including if you:

•	have a tumor in your pancreas.
•	have not had food or water for a long time (prolonged fasting or starvation).
•	are pregnant or plan to become pregnant.
•	are breastfeeding or plan to breastfeed. It is not known if BAQSIMI passes into your breast milk. You and your doctor should decide if you can use BAQSIMI while breastfeeding.

Tell your doctor about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

How to use

Read the detailed Instructions for Use that comes with BAQSIMI.

•	Use BAQSIMI exactly how your doctor tells you to use it.
•	Make sure your caregiver knows where you keep your BAQSIMI and how to use BAQSIMI the right way before you need their help.
•	Your doctor will tell you how and when to use BAQSIMI.
•	BAQSIMI contains only 1 dose of medicine and cannot be reused.
•	BAQSIMI should be given in one side of your nose (nostril) but does not need to be inhaled.
•	BAQSIMI will work even if you have a cold or are taking cold medicine.
•	After giving BAQSIMI, the caregiver should call for emergency medical help right away.
•	If the person does not respond after 15 minutes, another dose may be given, if available.
•	Tell your doctor each time you use BAQSIMI.
•	Store BAQSIMI at temperatures up to 86°F (30°C).

•	Keep BAQSIMI in the shrink-wrapped tube until you are ready to use it.

Keep BAQSIMI and all medicines out of the reach of children.

Learn more

BAQSIMI is a prescription medicine. For more information, call 1-800-545-5979 or go to www.baqsimi.com.

This summary provides basic information about BAQSIMI but does not include all information known about this medicine. Read the information that comes with your prescription each time your prescription is filled. This information does not take the place of talking with your doctor. Be sure to talk to your doctor or other healthcare provider about BAQSIMI and how to take it. Your doctor is the best person to help you decide if BAQSIMI is right for you.

GN CON BS 14SEP2022

BAQSIMI® is currently a registered trademark owned or licensed by Eli Lilly and Company, its subsidiaries, or affiliates.

About Amphastar

Amphastar is a bio-pharmaceutical company focusing primarily on developing, manufacturing, marketing and selling technically-challenging generic and proprietary injectable, inhalation and intranasal products. Additionally, Amphastar sells insulin API products. Most of Amphastar’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at Amphastar’s website at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, Primatene MIST®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

About Lilly

Lilly unites caring with discovery to create medicines that make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help more than 47 million people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges, redefining diabetes care, treating obesity and curtailing its most devastating long-term effects, advancing the fight against Alzheimer’s disease, providing solutions to some of the most debilitating immune system disorders, and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/newsroom or follow us on Facebook, Instagram and LinkedIn. C-LLY

Amphastar Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Amphastar’s expectations regarding its acquisition of BAQSIMI, the prospective benefits of the proposed acquisition, potential contingent consideration amounts and terms, debt commitments related to the acquisition, and the anticipated occurrence, manner and timing of the proposed acquisition, and the benefits of BAQSIMI. These statements are not facts but rather are based on Amphastar’s current beliefs and expectations. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control, including with respect to consummating the proposed acquisition, drug research, development and commercialization, Amphastar’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance, the effects of the proposed acquisition on Amphastar’s business, results of operations and stock price, transaction costs, and any legal proceedings that may be instituted related to the proposed acquisition. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in Amphastar’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023. Among other things, there can be no guarantee that the proposed acquisition will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed acquisition will be met, that the debt commitments will be sufficient, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the proposed acquisition will not occur, that all or any of the contingent consideration will become payable on the terms described herein or at all or that Amphastar can reliably predict the impact of the proposed acquisition on its financial results or financial guidance. You can locate these and Amphastar’s other reports filed with the SEC through Amphastar’s website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause Amphastar’s expectations to change. Any forward-looking statements relating to Lilly and the impact of the proposed divestiture on Lilly’s business are additionally subject to the Lilly Cautionary Statement Regarding Forward-Looking Statements.

Lilly Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Lilly’s divestiture of BAQSIMI, regarding prospective benefits of the proposed divestiture, regarding potential contingent consideration amounts and terms, regarding the anticipated occurrence, manner and timing of the proposed divestiture, and regarding the accounting treatment of the potential divestiture under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Lilly’s forward-looking statements reflect Lilly’s current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the proposed divestiture, drug research, development and commercialization, Lilly’s evaluation of the accounting treatment of the potential divestiture and its potential impact on its financial results and financial guidance, the effects of the proposed divestiture on Lilly’s business, results of operations and stock price, transaction costs, and any legal proceedings that may be instituted related to the proposed divestiture. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the proposed divestiture will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed divestiture will be met, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the proposed divestiture will not occur, that all or any of the contingent consideration will become payable on the terms described herein or at all or that Lilly can reliably predict the impact of the proposed divestiture on its financial results or financial guidance. For further discussion of these and other risks and uncertainties, see Lilly’s most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, Lilly does not undertake any duty to update forward-looking statements to reflect events after the date of this press release. Any forward-looking statements relating to Amphastar and the impact of the proposed divestiture on Amphastar’s business are additionally subject to the Amphastar Cautionary Statement Regarding Forward-Looking Statements.

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